GEOVIC MINING CORP.

GRADUATES TO TORONTO STOCK EXCHANGE

Geovic Mining Corp. (“Geovic” or “Company”; TSXV:GMC), a company engaged in exploring for cobalt, nickel and manganese through its 60%-owned subsidiary, Geovic Cameroon PLC and for other minerals in the United States and other areas of the world, is pleased to announce that the Toronto Stock Exchange has approved the listing of the Common Shares, the Warrants, the Series A Warrants and the Series B Warrants of the Company (together, the “Securities”), effective Friday, November 16, 2007. The Securities will be delisted from the TSX Venture Exchange upon commencement of trading on the Toronto Stock Exchange.

Once listed on the Toronto Stock Exchange, the Common Shares, the Warrants, the Series A Warrants and the Series B Warrants of the Company will continue to trade under the symbols “GMC”, “GMC.WT”, “GMC.WT.A, and “GMC.WT.B” respectively.

About Geovic Mining Corp.

Geovic, through its 60% ownership of Geovic Cameroon PLC, is planning to develop a substantial cobalt-nickel-manganese project in southeastern Cameroon, Africa. The S&P profile and other information is available at the Geovic’s website, www.geovic.net.

Contacts:
Geovic Mining Corp.

c/o Vanguard Shareholder Solutions Inc. Keith Schaefer (604) 608-082 www.vanguardsolutions.ca	Greg Hill Chief Financial Officer 970-256-9681

Important Notice:

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of the Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to permitting time lines. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Geovic Mining to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. Geovic Mining does not undertake any obligation to release publicly any revisions to these forward-looking statements.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.